UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 22, 2004

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California		95124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 559-7778

The following information and exhibit relating thereto are furnished pursuant to Item 5 of this Current Report on Form 8-K:

Item 5.      Other Events and Regulation FD Disclosure

On April 22, 2004, Xilinx, Inc. issued a press release announcing the declaration of a quarterly dividend and the authorization by the Board of Directors of the repurchase of up to an additional $250 million of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c).               Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc., dated April 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.,

Date: April 22, 2004	By:	/s/ Thomas R. Lavelle

Thomas R. Lavelle

Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated April 22, 2004.